Exhibit 21.1

List of Equinix’s Subsidiaries

Name	Jurisdiction
Equinix Operating Co., Inc.	Delaware
Equinix Asia Pacific Pte Ltd	Singapore
Equinix Singapore Holdings Pte Ltd	Singapore
Equinix Singapore Pte Ltd	Singapore
Equinix Pacific Pte Ltd	Singapore
Pihana Pacific SDN, BHD	Malaysia
Equinix Pacific, Inc.	Delaware
Equinix Japan KK (in Kanji)	Japan
Equinix Australia Pty Ltd	Australia
Equinix Hong Kong Ltd	Hong Kong
Equinix RP, Inc.	Delaware
Equinix RP II LLC	Delaware
CHI 3, LLC	Delaware
CHI 3 Procurement, LLC	Illinois
NY3, LLC	Delaware
SV1, LLC	Delaware
LA4, LLC	Delaware
Equinix Europe Ltd	United Kingdom
Equinix Group Ltd	United Kingdom
Equinix (UK) Ltd	United Kingdom
Equinix (Services) Ltd	United Kingdom
Equinix Corporation Ltd	United Kingdom
Equinix Investments Ltd	United Kingdom
Equinix (London) Ltd	United Kingdom
Equinix (Dusseldorf) GmbH	Germany
Equinix (Real Estate) GmbH	Germany
Equinix (Germany) GmbH	Germany
Equinix (France) SAS	France
Equinix Paris SAS	France
Interconnect Exchange Europe SL	Spain
Equinix (Switzerland) AG	Switzerland
Equinix Services (Switzerland) AG	Switzerland
Intelisite BV	The Netherlands
Equinix (Netherlands) BV	The Netherlands
Equinix (Netherlands) Holding Coöperatie U.A	The Netherlands
Equinix (Holdings) B.V.	The Netherlands
Virtu Secure Web Services BV	The Netherlands